Exhibit 8.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 21, 2006

Affordable Residential Communities Inc.
7887 E. Belleview Ave., Suite 200
Englewood, California  80111

Re:          ARC Registration Statement on Form S-3 Registration No. 333-139237

Ladies and Gentlemen:

We have acted as counsel to Affordable Residential Communities Inc. (the “Company” or “ARC”) in connection with the above-captioned registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2006, as amended, (the “Registration Statement”) for the purpose of registering up to 1,950,000 shares of the Company’s common stock, par value $0.01 per share, issuable, at the election of the Company, in exchange for Series C preferred partnership interests (the “Series C Preferred Units”) in Affordable Residential Communities LP, ARC’s operating partnership, if and to the extent that one or more of the holders of Series C Preferred Units (a “Unitholder”) tenders such units for redemption pursuant to their contractual rights.

In rendering the opinion set forth below, we have examined and relied on originals or copies of the Registration Statement, the prospectus thereunder and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.  Our opinion is conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants and representations set forth in the documents referred to above.  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.  In addition, we have relied upon statements, representations and covenants of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be true, correct and complete without regard

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December 21, 2006

to any qualification as to knowledge or belief.  We have also assumed that the transactions contemplated by the documents referred to above will be consummated in accordance with the terms and conditions of such documents and that none of the material terms and conditions contained therein has been waived or modified in any respect.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”), and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect).  A change in the authorities or the accuracy or completeness of any of the information, documents, statements, representations, covenants or assumptions upon which our opinion is based could affect the conclusions expressed herein.  There can be no assurance, moreover, that our opinion expressed herein will be accepted by the IRS or, if challenged, by a court.

Based solely upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, under current U.S. federal income tax law,

1.                                       although the discussion set forth in the Registration Statement under the caption “Certain U.S. Federal Income Tax Consequences of an Exchange or Redemption of Units” does not purport to summarize all possible U.S. federal income tax consequences relating to a Unitholder that exercises its option to have all or a portion of its Series C Preferred Units redeemed as described therein, such discussion fairly summarizes, in all material respects, the U.S. federal income tax consequences relating to a Unitholder that exercises its option to have all or a portion of its Series C Preferred Units redeemed; and

2.                                       although the discussion set forth in the Registration Statement under the caption “Certain U.S. Federal Income and Estate Tax Considerations Relating to an Investment in our Common Stock by Non-U.S. Holders” does not purport to summarize all possible U.S. federal income tax consequences that may be relevant to a Non-U.S. Holder (as defined in the Registration Statement) of the Company’s common stock, such discussion fairly summarizes, in all material respects, the U.S. federal income tax consequences that may be relevant to a Non-U.S. Holder of the Company’s common stock.

Except as set forth above, we express no other opinion.  This opinion has been prepared for you in connection with the transaction described herein.  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the

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December 21, 2006

category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP